        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1998
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549
                          ----------------------------------
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                          ----------------------------------
                                SUNRISE MEDICAL, INC.

                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                95-3836867
      (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

                          ----------------------------------
                            2382 FARADAY AVENUE, SUITE 200
                              CARLSBAD, CALIFORNIA 92008
             (Address of Principal Executive Offices including Zip Code)

                          ----------------------------------
                          SENTIENT SYSTEMS TECHNOLOGY, INC.
                           1993 EMPLOYEE STOCK OPTION PLAN
                               (FULL TITLE OF THE PLAN)

                          ----------------------------------

             STEVEN A. JAYE                              COPY TO:
    SENIOR VICE PRESIDENT, SECRETARY               JEFFREY T. PERO, ESQ.
            AND GENERAL COUNSEL                      LATHAM & WATKINS
          SUNRISE MEDICAL, INC.          650 TOWN CENTER DRIVE, TWENTIETH FLOOR
     2382 FARADAY AVENUE, SUITE 200            COSTA MESA, CALIFORNIA 92626
       CARLSBAD, CALIFORNIA 92008                     (714) 540-1235
             (760) 930-1500

                          ----------------------------------
             (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          ----------------------------------

-----------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                                 PROPOSED        PROPOSED
                                     AMOUNT       MAXIMUM        MAXIMUM
                                       TO BE     OFFERING       AGGREGATE        AMOUNT OF
                                   REGISTERED      PRICE        OFFERING       REGISTRATION
                                                PER SHARE (1)   PRICE (1)           FEE
-----------------------------------------------------------------------------------------------
Common Stock                          156,630      $1.31        $205,655.19        $60.67
-----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Offering Price Per Share is the weighted average exercise price of outstanding options to purchase shares being registered pursuant hereto.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
          STATEMENT AS OPTIONS GRANTED UNDER THE OPTION PLAN ARE EXERCISED.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by Sunrise Medical, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 27, 1997;

               (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 26, 1997 and December 26, 1997;

               (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on June 29, 1992;

               (d) The description of the Company's Common Share Purchase Rights contained in the Company's registration statement on Form 8-A filed with the Commission on June 29, 1992, as amended by the description contained in the Company's registration statement on Form 8-A/A filed with the Commission on May 16, 1997; and

               (e) The Company's Current Report on Form 8-K filed with the Commission on February 19, 1998.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation, as amended, of the Company provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

     Section 145 of the Delaware General Corporation Law contains provisions permitting corporations to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the provisions set forth therein. The Bylaws of the Company generally provide for indemnification of such persons to the fullest extent allowed by applicable law.

          The inclusion of the above provisions in the Certificate of Incorporation may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS

          See Index to Exhibits on page 7.

Item 9.   UNDERTAKINGS

          (a)  The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)    to include any prospectus required by
               Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

          (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on April 10, 1998.

                                   SUNRISE MEDICAL INC.



                                   By:  /s/ Ted N. Tarbet
                                        -----------------------------------
                                        Ted N. Tarbet, Senior Vice President and
                                        Chief Financial Officer

                                  POWER OF ATTORNEY

          Each person whose signature appears below hereby authorizes and appoints Richard H. Chandler and Ted N. Tarbet as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.


Signature                        Title                            Date
---------                        -----                            ----

/s/ R. H. Chandler               Chairman, President and         April 10, 1998
------------------------------   Chief Executive Officer
Richard H. Chandler              (Principal Executive Officer)


/s/ Ted N. Tarbet                Senior Vice President and       April 10, 1998
------------------------------   Chief Financial Officer
Ted N. Tarbet                    (Principal Financial Officer)


/s/ John M. Radak                Vice President and Controller   April 10, 1998
------------------------------   (Principal Accounting Officer)
John M. Radak


/s/ Lee A. Ault                  Director                        April 10, 1998
------------------------------
Lee A. Ault III


/s/ Babette Heimbuch             Director                        April 10, 1998
------------------------------
Babette Heimbuch


/s/ Murray H. Hutchison          Director                        April 10, 1998
------------------------------
Murray H. Hutchison


/s/ William L. Pierpoint         Director                        April 10, 1998
------------------------------
William L. Pierpoint


/s/ J. Stemler                   Director                        April 10, 1998
------------------------------
Joseph Stemler


/s/ J. R. Woodhull               Director                        April 10, 1998
------------------------------
J.R. Woodhull

                                  INDEX TO EXHIBITS

EXHIBIT
-------

4.1            Sentient Systems Technology, Inc. 1993 Employee Stock Option
               Plan.

4.2 Sentient Systems Technology, Inc. Stock Option Agreement Under 1993 Employee Stock Option Plan.

5.1            Opinion of Latham & Watkins.

23.1           Consent of Latham & Watkins (included in Exhibit 5.1).

23.2           Consent of KPMG Peat Marwick LLP.

24 Power of Attorney (included in the signature page to this Registration Statement).